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                                                                  Exhibit 23.2





                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 24, 1995, included in Meridian Medical Technologies, Inc.'s Current Report on Form 8-K dated December 5, 1996, and to all references to our Firm included in this registration statement.



                                         /s/ Arthur Andersen LLP



Boston, Massachusetts
December 19, 1996